Exhibit 99.1

iSpecimen Announces 1-for-40 Reverse Stock Split

 WOBURN, Mass., April 24, 2026 – iSpecimen Inc. (Nasdaq: ISPC) (“iSpecimen” or the “Company”), an online global marketplace that connects scientists requiring biospecimens for medical research with a network of healthcare specimen providers,  announced today that it will effect a reverse stock split of its issued and outstanding shares of common stock, par value $0.0001 per share, as well as any shares of common stock held by the Company in treasury, at a ratio of 1-for-40. The reverse stock split will become effective at 4:30 p.m. Eastern Time on April 27, 2026, and the Company’s common stock will begin trading on a split-adjusted basis when the market opens on April 28, 2026. The Company’s common stock will continue to trade on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ISPC.” The new CUSIP number for the Company’s common stock following the reverse stock split will be 45032V306. Immediately prior to the effectiveness of the reverse stock split, the Company had 52,639,796 shares of common stock issued and outstanding, which will be reduced to 1,316,032 shares following the reverse stock split.

At the Company’s special meeting of stockholders held on October 30, 2025, the stockholders approved a proposal to amend the Company’s Fourth Amended and Restated Certificate of Incorporation to effect a reverse stock split in the range of 1-for-10 to 1-for-100, with the final ratio to be determined by the Board of Directors (the “Board”). On April 9, 2026, the Board approved a 1-for-40 reverse stock split.

When the reverse stock split becomes effective, every 40 shares of the Company’s issued and outstanding common stock, as well as all shares held by the Company in treasury, will automatically be combined into one share of common stock, without any change in the par value per share. In addition, (i) a proportionate adjustment will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options and warrants to purchase shares of common stock, (ii) a proportionate adjustment will also be made in the number of shares of common stock issuable upon the vesting of restricted stock units, and (iii) the number of shares reserved for issuance pursuant to the Company’s stock incentive plans will also be reduced proportionately. Any fraction of a share of common stock that would be created as a result of the reverse stock split will be rounded up to the nearest whole share at the participant level.

The reverse stock split is intended to increase the per share trading price of the Company’s common stock to better attract certain institutional and other investors and comply with the minimum bid price requirement for maintaining the listing of the Company’s common stock on the Nasdaq Capital Market.

Broadridge Corporate Issuer Solutions, LLC (“Broadridge”), the Company’s transfer agent, will act as the exchange agent for the reverse stock split. Registered stockholders holding pre-split shares of the common stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders of record will be receiving information from Broadridge about the process for exchanging their pre-split shares for post-split shares.

About iSpecimen

iSpecimen (Nasdaq: ISPC) offers an online marketplace for human biospecimens, connecting scientists in commercial and non-profit organizations with healthcare providers that have access to patients and specimens needed for medical discovery. Proprietary, cloud-based technology enables scientists to intuitively search for specimens and patients across a federated partner network of hospitals, labs, biobanks, blood centers and other healthcare organizations. For more information, please visit www.ispecimen.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are characterized by future or conditional verbs such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “continue” or similar words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information.

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the risk factors contained in the Company’s filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov. Forward-looking statements speak only as of the date they are made. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect the Company. If a change to the events and circumstances reflected in the Company’s forward-looking statements occurs, the Company’s business, financial condition and operating results may vary materially from those expressed in the Company’s forward-looking statements.

Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact:

Media Contact

info@ispecimen.com